Contact:	Jeffrey W. Farrar
Executive Vice President and CFO
(434) 964-2217
jfarrar@stellarone.com

STELLARONE CORPORATION
REPORTS THIRD QUARTER EARNINGS AND INCREASES QUARTERLY DIVIDEND RATE

Charlottesville, VA October 25, 2012 –StellarOne Corporation (NASDAQ: STEL) (“StellarOne”), today reported third quarter 2012 net income available to common shareholders of $5.6 million, or $0.24 net income per diluted common share. This represents a 41.7% increase over net income available to common shareholders of $3.9 million or $0.17 per diluted common share recognized during the same quarter in the prior year.

For the first nine months of 2012, StellarOne reported net income available to common shareholders of $15.9 million, an increase of 65.5% compared to the first nine months of last year. Earnings per diluted common share totaled $0.69 for the first nine months of 2012, an increase of 64.3% compared to 2011.

“We are pleased with our steady progress this quarter, with notable improvement in operating efficiency and credit costs, and a significantly larger earnings contribution from our mortgage line of business. While we had loan growth this quarter, it continues to be a real challenge in this business environment” said O. R. Barham, Jr., President and Chief Executive Officer.

In light of the earnings improvement, Stellarone’s Board of Directors has approved a quarterly cash dividend of $0.08 per share payable on November 27, 2012 to shareholders of record as of November 6, 2012.  The payment represents a 33% increase over the previous quarterly dividend rate, a 100% increase over the dividend rate for the same quarter last year, and an annual yield to shareholders of approximately 2.5% based on the closing price of StellarOne stock on October 23, 2012.

Commenting on the dividend announcement, O. R. Barham, Jr., President and Chief Executive Officer said, "We are pleased to increase the dividend in light of continuing improvements in earnings and the fact that we are one of the strongest capitalized institutions in the Commonwealth. We are committed to maintaining our history of a robust dividend payout, and believe that we can continue to increase the dividend in the coming quarters as supported by the continued improvement in our financial performance."

Third quarter financial performance highlights included:

•	Net revenues amounted to $33.0 million, up $987 thousand or 3.1% as compared to $32.0 million for third quarter last year.

•	Pre-tax, pre-provision earnings were $10.2 million, up $578 thousand or 6.0% over $9.6 million for the third quarter last year.

•
Nonperforming asset levels improved to $43.1 million, a decrease of $9.4 million or 17.9% from 2011, lowering the ratio of non-performing assets as a percentage of total assets to 1.46% as of September 30, 2012, compared to 1.77% as of September 30, 2011.

•
Annualized net charge-offs as a percentage of average loans receivable amounted to 0.42% for the third quarter of 2012, down from 0.56% for the second quarter of 2012 and down from 0.73% for same quarter last year.

•	Efficiency ratio was 67.94% for the quarter versus 69.01% for the same quarter last year.

Net Interest Margin Contracts Modestly

The net interest margin was 3.77% for the third quarter of 2012, compared to 3.84% for the second quarter of 2012 and 3.77% for the third quarter of 2011.  The current low interest rate environment, market loan pricing pressures and the U.S. fiscal policy environment has accelerated asset yield compression, resulting in some margin compression.  The average yield on earning assets for the current quarter decreased 12 basis points to 4.45% on a sequential basis.  Investment yields and loan yields contracted 24 basis points and 10 basis points, respectively, on a sequential basis.  Investment yields contracted due to lower yields realized on the recent investment activity in the current low rate environment.  Loan yields contracted due to re-pricing within the current portfolio and reduced yields on new production.  Due to lower rates paid on deposits, a 6 basis point improvement in the cost of interest bearing liabilities was noted sequentially, moving from 0.89% during the second quarter of 2012 to 0.83% during the third quarter of 2012.  Higher earning assets offset the margin compression experienced during the quarter as net interest income on a tax-equivalent basis remained stable at $25.0 million for the third quarter of 2012, compared to $25.1 million for the third quarter last year and $24.9 million in the second quarter of 2012.

Operating Noninterest Income Increase Driven by Mortgage Revenues

On an operating basis, which excludes gains and losses from sales and impairments of securities and other assets, total non-interest income amounted to $8.7 million for the third quarter of 2012, up $499 thousand or 6.1% on a sequential basis compared to $8.2 million for the second quarter of 2012, and up $937 thousand or 12.1% compared to the third quarter last year. Both the sequential quarter and year over year increases in operating noninterest income stemmed largely from continued strong production volumes from our mortgage segment.

Mortgage banking-related fees totaled $2.3 million for the third quarter of 2012, or up $583 thousand or 33.3% compared to $1.8 million for the second quarter of 2012 and up $368 thousand or 18.7% when compared to the same quarter in 2011.  The increase is primarily volume driven and not margin related as loans sold in the third quarter of 2012 totaled $70.8 million or up $15.8 million or 28.7% from the $55.0 million sold during the second quarter of 2012.  The volume increase during the third quarter is attributable to our ability to capitalize on the market demand for mortgage refinancing driven by the low rate environment.  In addition to this revenue increase, a sequential decrease in mortgage indemnification expense of $174 thousand contributed to a significant improvement in earnings contribution from the mortgage segment, with after-tax earnings of $588 thousand representing $0.03 per common diluted share.

Losses on foreclosed assets increased $162 thousand sequentially for the quarter, reflecting an increase in OREO balances as well as the impact of updated valuations on significant underlying properties, which necessitated valuation adjustments.  Other operating income decreased $103 thousand during the quarter due to lower seasonal revenues from pass through insurance investments, which was offset by $411 thousand in commercial lending loan swap fee income booked to this line item for the quarter.

Retail banking fee income remained flat at $3.8 million for the third quarter of 2012, an increase of $32 thousand compared the second quarter of 2012.  The revenue mix from this line of business had a slight uptick in overdraft revenue with an offsetting decrease in interchange income.

Wealth management revenues from trust and brokerage fees for the third quarter of 2012 were $1.3 million or essentially flat on a sequential quarter basis and up $95 thousand or 7.9% when compared to the third quarter of 2011. The year over year increase is primarily due to higher fee realizations attributable to new asset growth and to a lesser extent increases in the market value of underlying assets.  Fiduciary assets increased sequentially by $8.5 million or 1.9% amounting to $466.9 million at September 30, 2012, compared to $458.4 million at June 30, 2012.  These increases were driven by both market value improvement and growth from new assets.

Net Charge-Offs Decrease and Overall Asset Quality Remains Stable

Non-performing assets totaled $43.1 million at September 30, 2012, up $583 thousand or 1.4% sequentially from $42.5 million at June 30, 2012 and down $9.4 million or 17.9% compared to $52.5 million at September 30, 2011.  The ratio of non-performing assets as a percentage of total assets remained stable sequentially at 1.46% as of September 30, 2012, compared to 1.43% as of June 30, 2012 and was down compared to 1.77% at September 30, 2011.

Net charge-offs for the third quarter of 2012 totaled $2.2 million, down $691 thousand or 24.1% compared to the $2.9 million for the second quarter of 2012 and down $1.6 million or 42.1% when compared to $3.8 million for the third quarter of 2011.  Annualized net charge-offs as a percentage of average loans receivable amounted to 0.42% for the third quarter of 2012, down from 0.56% for the second quarter of 2012 and down from 0.73% for the third quarter of 2011.

Foreclosed assets totaled $7.9 million at September 30, 2012, up $893 thousand or 12.7% compared to $7.0 million at June 30, 2012 and down $1.1 million or 12.2% compared to $9.0 million at September 30, 2011.

Included in the loan portfolio at September 30, 2012, are loans classified as troubled debt restructurings (“TDRs”) totaling $27.6 million or 1.4% of total loans.  TDRs were reduced sequentially by 7.2% or $2.1 million as compared to $29.8 million at June 30, 2012. At September 30, 2012, $25.0 million or 90.5% of total TDRs were performing under the modified terms.

StellarOne recorded a provision for loan losses of $1.9 million for the third quarter of 2012, an increase of $500 thousand compared to the $1.4 million recognized for the second quarter of 2012 and a decrease of $1.4 million compared to the third quarter of 2011.  The decreased provisioning in the first three quarters of 2012 is reflective of the continued improvement in underlying credit quality metrics used in measuring the risk inherent in the loan portfolio.  The allowance as a percentage of non-performing loans was 84.9% at September 30, 2012, or essentially unchanged from 85.0% at June 30, 2012. The third quarter 2012 provision compares to net charge-offs of $2.2 million, resulting in an allowance for loan losses of $29.9 million at September 30, 2012, a decrease of $282 thousand when compared to $30.1 million at June 30, 2012. The allowance as a percentage of total loans was 1.45% at September 30, 2012, compared to 1.48% at June 30, 2012.

Operating Expenses

Noninterest expenses were $23.6 million for the third quarter of 2012, down sequentially by $734 thousand or 3.0% compared to $24.3 million in the second quarter of 2012, and up $336 thousand or 1.4% compared to third quarter of 2011.

The sequential quarter decrease in noninterest expense was driven primarily by a previously disclosed one-time severance charge taken during the second quarter in conjunction with phase one of our cost save initiative.  Our core compensation and benefits run rate, which excludes mortgage commissions, severance payments, and corporate incentives decreased $260 thousand or 2.2% sequentially from $11.9 million to $11.7 million.  As previously disclosed, some of the savings associated with phase one of our cost save initiative have been redeployed to organic growth initiatives in Charlottesville, Richmond and Hampton Roads.  Compensation and benefits related to our new offices amounted to $215 thousand for the quarter.

Compensation and benefits increased $245 thousand when compared to the same period in the prior year.  This increase was caused by increased mortgage commission and production incentives totaling $391 thousand and increased medical premiums of $262 thousand, which were offset by a decrease in salaries of $405 thousand.  During the first nine months of 2012, FTE’s were reduced by 65 to 746 FTE at September 30, 2012. This includes both the FTE’s eliminated during phase one of our cost initiative, which was effective July 2, 2012 and purposeful reductions managed through attrition and branch closings.  Marketing expenses remained elevated sequentially and were associated with the grand opening of two new retail locations in Richmond and Tidewater.  Professional fees decreased $296 thousand sequentially due primarily to lower legal fees associated with employment matters and loan workouts, while fees for consulting services related to CEO succession planning and phase two of our efficiency initiative continued throughout the third quarter.

The efficiency ratio was 67.94% for the third quarter of 2012, compared to 71.72% for the second quarter of 2012 and 69.01% for the same quarter in 2011.  The sequential quarter decrease in the efficiency ratio reflects the absence of the $824 thousand one-time charge associated with severance costs incurred during the second quarter along with improved noninterest income revenues.  The year over year decrease is a result of increased revenues from noninterest income.

Phase two of our efficiency initiative is well underway, which contains strategies to enhance revenues and streamline processes in order to achieve further improvement in efficiency and effectiveness.  Phase three of the initiative has begun and will serve to align our real estate holdings and associated expense structure with our current and future needs.  We view these as longer-term commitments which will facilitate some immediate enhancements while other strategies implemented will be realized over a twelve to eighteen month horizon.

Effective Tax Rate

The provision for income taxes was $2.0 million for the third quarter of 2012 compared to $1.8 million for the second quarter of 2012. This produced an effective tax rate for the third quarter of 2012 of 26.0% compared to 26.6% for the prior quarter. The decrease in the current quarter’s effective tax rate was due to an adjustment increasing our estimated realization of pass through tax credits anticipated to be utilized during 2012.  For the first nine months of 2012 the effective rate was 26.8%, which is slightly higher than 26.3%, which represents our anticipated effective rate for the remainder of 2012.

Capital Ratios

Risk-based capital ratios continue to substantially exceed published regulatory standards for well-capitalized banks. The period-end tangible common equity ratio was 10.90% at September 30, 2012 compared to 10.60% at June 30, 2012. Tier 1 risk-based and total risk-based capital ratios were 15.65% and 16.90%, respectively, at September 30, 2012 compared to 15.53% and 16.78% at June 30, 2012. Shareholders’ equity represented 14.5% of total assets at September 30, 2012, while book value per common share was $18.71 per share.

Balance Sheet Trends

Period end loans increased $17.9 million, sequentially or 0.9% to the second quarter of 2012, while average loans for the third quarter of 2012 were $2.07 billion, up $15.4 million or 0.8% compared to the second quarter of 2012.  Period end commercial real estate loans grew sequentially by $36.6 million or 4.2%.  While loan contraction has stabilized during 2012, soft demand, pricing competition for quality loans and increased curtailments continue to be obstacles we face while continuing our focus on growing the loan portfolio. Average securities were $548.3 million for the third quarter, up $37.1 million or 7.2% from $511.3 million for the second quarter of 2012. Average deposits for the third quarter of 2012 were $2.44 billion or up $29.6 million or 1.2% on a sequential quarter basis compared to the second quarter of 2012.  Average interest and noninterest bearing demand deposit accounts were $947.1 million at September 30, 2012, a $14.7 million or 1.6% increase over June 30, 2012.  At September 30, 2012, total period end assets were $2.96 billion, compared to $2.98 billion at June 30, 2012. Period end cash and cash equivalents were $54.9 million at September 30, 2012, a decrease of $18.6 million or 25.3% compared to $73.5 million at June 30, 2012.

About StellarOne

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of our sole subsidiary, StellarOne Bank, we operate over 50 full-service financial centers, two loan production offices, and over 60 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

Earnings Webcast

To hear a live webcast of StellarOne’s third quarter 2012 earnings conference call at 10:00 a.m. (EDT) on Thursday, October 25, 2012, please visit our website at www.StellarOne.com and click on the Investor Relations section for detailed instructions on how to participate. Replays of the conference call will be available from 1:00 p.m. (EDT) on Thursday, October 25, 2012 through 11:59 PM (EDT) on Thursday, November 1, 2012, by dialing toll free (855) 859 2056 and using passcode #37746949.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by calculating noninterest expense less amortization of intangibles and goodwill impairments and dividing this by the sum of net interest income on a tax equivalent basis and non-interest income excluding gains on securities and losses on foreclosed assets. The report also refers to operating noninterest income, which reflects noninterest income adjusted for non-recurring expenses associated with asset gains and losses or expenses that are unusual in nature.  Comparison of our efficiency ratio and operating earnings with those of other companies may not be possible because other companies may calculate them differently.  Pre-tax, pre-provision earnings, which adjusts for tax equivalent items and adds back provision and tax expense to net income, is used to demonstrate a more representative comparison of operational performance without the volatility of credit quality that is typically present in times of economic stress. The tangible common equity ratio is used by management to assess the quality of capital and management believes that investors may find it useful in their analysis of the company. This capital measure is not necessarily comparable to similar capital measures that may be presented by other companies. Such information is not in accordance with generally accepted accounting principles in the United States (“GAAP”) and should not be construed as such. These are non-GAAP financial measures that management believes provide investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. StellarOne, in referring to its net income, is referring to income under GAAP.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne’s actual results, causing actual results to differ materially from those in any forward-looking statement. These factors include: (i) expected cost savings from StellarOne’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in StellarOne’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions, and (vii) changes may occur in the securities markets. Please refer to StellarOne’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.StellarOne.com.

NOTE: Risk-based capital ratios are preliminary.

STELLARONE CORPORATION (NASDAQ: STEL)
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in thousands, except per share data)

SUMMARY INCOME STATEMENT	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Interest income - taxable equivalent	$29,586	$31,210	$88,960	$93,378
Interest expense	4,544	6,151	14,361	18,919
Net interest income - taxable equivalent	25,042	25,059	74,599	74,459
Less: taxable equivalent adjustment	743	816	2,225	2,310
Net interest income	24,299	24,243	72,374	72,149
Provision for loan and lease losses	1,900	3,300	4,150	10,950
Net interest income after provision for loan and lease losses	22,399	20,943	68,224	61,199
Noninterest income	8,707	7,776	24,926	22,792
Noninterest expense	23,594	23,258	71,375	69,839
Income tax expense	1,952	1,242	5,833	3,036
Net income	5,560	4,219	15,942	11,116
Dividends and accretion on preferred stock	-	(296)	-	(1,482)
Net income available to common shareholders	$5,560	$3,923	$15,942	$9,634

Earnings per share available to common shareholders
Basic	$0.24	$0.17	$0.69	$0.42
Diluted	$0.24	$0.17	$0.69	$0.42

SUMMARY AVERAGE BALANCE SHEET	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Total loans	$2,066,911	$2,064,789	$2,057,773	$2,084,621
Total investment securities	548,345	446,323	507,109	403,175
Total earning assets	2,643,968	2,638,763	2,610,999	2,613,205
Total assets	2,973,511	2,953,313	2,936,311	2,927,458
Total deposits	2,438,057	2,419,559	2,406,920	2,389,024
Shareholders' equity	424,686	429,676	420,811	427,570

PERFORMANCE RATIOS	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Return on average assets	0.74%	0.57%	0.73%	0.51%
Return on average equity	5.21%	3.90%	5.06%	3.48%
Return on average realized equity (A)	5.34%	3.95%	5.27%	3.52%
Net interest margin (taxable equivalent)	3.77%	3.77%	3.82%	3.81%
Efficiency (taxable equivalent) (B)	67.94%	69.01%	69.80%	69.88%

CAPITAL MANAGEMENT	September 30,
	2012	2011
Tier 1 risk-based capital ratio	15.65%	16.26%
Tangible equity ratio	10.90%	11.05%
Tangible common equity ratio	10.90%	10.25%
Period end shares issued and outstanding	22,881,857	22,815,936
Book value per common share	18.71	18.02
Tangible book value per common share	13.54	12.80

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Shares issued (cancelled)	(8,278)	15,535	78,753	40,203
Average common shares issued and outstanding	23,104,631	22,869,271	23,086,118	22,853,560
Average diluted common shares issued and outstanding	23,105,549	22,869,498	23,086,465	22,856,406
Cash dividends paid per common share	$0.06	$0.04	$0.18	$0.12

SUMMARY ENDING BALANCE SHEET	September 30,
	2012	2011
Total loans	$2,055,099	$2,027,081
Total investment securities	557,138	480,787
Total earning assets	2,647,905	2,661,419
Total assets	2,959,846	2,957,841
Total deposits	2,421,735	2,417,988
Shareholders' equity	428,077	432,865

OTHER DATA
End of period full-time equivalent employees	746	819

NOTES:
(A) Excludes the effect on average stockholders' equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.

(B) Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently.  See Non-GAAP reconciliation for detail.

STELLARONE CORPORATION (NASDAQ: STEL)
QUARTERLY PERFORMANCE SUMMARY (UNAUDITED)
(Dollars in thousands)

CREDIT QUALITY	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Allowance for loan losses:
Beginning of period	$30,142	$35,736	$32,588	$37,649
Provision for loan losses	1,900	3,300	4,150	10,950
Charge-offs	(2,733)	(4,085)	(8,528)	(14,883)
Recoveries	551	317	1,650	1,552
Net charge-offs	(2,182)	(3,768)	(6,878)	(13,331)
End of period	$29,860	$35,268	$29,860	$35,268

Accruing Troubled Debt Restructurings	$25,003	$32,293

Loans greater than 90 days past due still accruing	$2	$566

	September 30,
	2012	2011
Non accrual loans	$32,544	$35,025
Non accrual TDR's	2,628	8,445
Total non-performing loans	35,172	43,470
Foreclosed assets	7,907	9,009
Total non-performing assets	$43,079	$52,479
Nonperforming assets as a % of total assets	1.46%	1.77%
Nonperforming assets as a % of loans plus foreclosed assets	2.09%	2.58%
Allowance for loan losses as a % of total loans	1.45%	1.74%
Annualized net charge-offs as a % of average loans outstanding - 3 months	0.42%	0.73%
Annualized net charge-offs as a % of average loans outstanding - year to date	0.45%	0.85%

	September 30, 2012
	Loans Outstanding	Nonaccrual Loans	Nonaccrual Loans to Loans Outstanding
Construction and land development:
Commercial	$136,611	$8,151	5.97%
Residential	52,257	1,257	2.41%
Total construction and land development	188,868	9,408	4.98%
Commercial real estate:
Commercial real estate - owner occupied	291,442	4,267	1.46%
Commercial real estate - non-owner occupied	510,319	1,920	0.38%
Farmland	11,314	466	4.12%
Multifamily, nonresidential and junior liens	100,249	4,751	4.74%
Total commercial real estate	913,324	11,404	1.25%
Consumer real estate:
Home equity lines	253,446	3,006	1.19%
Secured by 1-4 family residential, secured by first deeds of trust	448,759	10,586	2.36%
Secured by 1-4 family residential, secured by second deeds of trust	36,259	120	0.33%
Total consumer real estate	738,464	13,712	1.86%
Commercial and industrial loans (except those secured by real estate)	185,041	625	0.34%
Consumer and other:
Consumer installment loans	25,595	12	0.05%
Deposit overdrafts	2,194	-	0.00%
All other loans	1,613	11	0.68%
Total consumer and other	29,402	23	0.08%
Total loans	$2,055,099	$35,172	1.71%

STELLARONE CORPORATION (NASDAQ: STEL)
QUARTERLY PERFORMANCE SUMMARY (UNAUDITED)
(Dollars in thousands, except per share data)
			Percent
			Increase
SELECTED BALANCE SHEET DATA	9/30/2012	9/30/2011	(Decrease)

Assets
Cash and cash equivalents	$54,857	$157,587	-65.19%
Investment securities, at fair value	557,138	480,787	15.88%
Mortgage loans held for sale	26,006	34,032	-23.58%

Loans:
Construction and land development	188,868	212,010	-10.92%
Commercial real estate	913,324	852,886	7.09%
Consumer real estate	738,464	759,425	-2.76%
Commercial and industrial loans (except those secured by real estate)	185,041	177,678	4.14%
Consumer and other	29,402	25,082	17.22%
Total loans	2,055,099	2,027,081	1.38%
Deferred loan costs	(191)	457	> 100%
Allowance for loan losses	(29,860)	(35,268)	-15.33%
Net loans	2,025,048	1,992,270	1.65%

Premises and equipment, net	72,195	75,307	-4.13%
Core deposit intangibles, net	3,773	5,424	-30.44%
Goodwill	113,652	113,652	0.00%
Bank owned life insurance	43,736	32,085	36.31%
Foreclosed assets	7,907	9,009	-12.23%
Other assets	55,534	57,688	-3.73%

Total assets	2,959,846	2,957,841	0.07%

Liabilities
Deposits:
Noninterest bearing deposits	349,099	314,880	10.87%
Money market & interest checking	1,030,434	1,016,113	1.41%
Savings	317,077	286,882	10.53%
CD's and other time deposits	725,125	800,113	-9.37%
Total deposits	2,421,735	2,417,988	0.15%

Federal funds purchased and securities sold under agreements to repurchase	870	1,042	-16.51%
Federal Home Loan Bank advances	55,000	60,000	-8.33%
Subordinated debt	32,991	32,991	0.00%
Deferred income tax liability	4,012	1,604	> 100%
Other liabilities	17,161	11,351	51.18%

Total liabilities	2,531,769	2,524,976	0.27%

Stockholders' equity
Preferred stock	-	21,798	-100.00%
Common stock	22,882	22,816	0.29%
Additional paid-in capital	271,537	270,846	0.26%
Retained earnings	122,726	108,065	13.57%
Accumulated other comprehensive income	10,932	9,340	17.04%

Total stockholders’ equity	428,077	432,865	-1.11%

Total liabilities and stockholders’ equity	$2,959,846	$2,957,841	0.07%

STELLARONE CORPORATION (NASDAQ: STEL)
QUARTERLY PERFORMANCE SUMMARY (UNAUDITED)
(Dollars in thousands)
			Percent
	For the three months ended		Increase
	9/30/2012	9/30/2011	(Decrease)
Interest Income
Loans, including fees	$25,812	$27,018	-4.46%
Federal funds sold and deposits in other banks	24	78	-69.23%
Investment securities:
Taxable	1,725	1,829	-5.69%
Tax-exempt	1,282	1,469	-12.73%
Total interest income	28,843	30,394	-5.10%

Interest Expense
Deposits	3,779	5,357	-29.46%
Federal funds purchased and securities sold under agreements to repurchase	8	8	0.00%
Federal Home Loan Bank advances	413	523	-21.03%
Subordinated debt	344	263	30.80%

Total interest expense	4,544	6,151	-26.13%

Net interest income	24,299	24,243	0.23%
Provision for loan losses	1,900	3,300	-42.42%
Net interest income after provision for loan losses	22,399	20,943	6.95%

Noninterest Income
Retail banking fees	3,844	4,019	-4.35%
Commissions and fees from fiduciary activities	901	821	9.74%
Brokerage fee income	389	374	4.01%
Mortgage banking-related fees	2,335	1,967	18.71%
(Losses) gains on mortgage indemnifications and repurchases	(28)	31	> 100%
Gains (losses) on sale of premises and equipment	17	(9)	> 100%
Gains on securities available for sale	9	41	-78.05%
Losses on sale / impairments of foreclosed assets	(381)	(311)	22.51%
Income from bank owned life insurance	445	327	36.09%
Other operating income	1,176	516	> 100%
Total noninterest income	8,707	7,776	11.97%

Noninterest Expense
Compensation and employee benefits	12,772	12,527	1.96%
Net occupancy	2,223	2,104	5.66%
Equipment	1,885	2,018	-6.59%
Amortization-intangible assets	413	413	0.00%
Marketing	376	153	> 100%
State franchise taxes	564	596	-5.37%
FDIC insurance	490	590	-16.95%
Data processing	765	729	4.94%
Professional fees	587	641	-8.42%
Telecommunications	420	406	3.45%
Other operating expenses	3,099	3,081	0.58%
Total noninterest expense	23,594	23,258	1.44%

Income before income taxes	7,512	5,461	37.56%
Income tax expense	1,952	1,242	57.17%
Net income	$5,560	$4,219	31.78%

STELLARONE CORPORATION (NASDAQ: STEL)
QUARTERLY PERFORMANCE SUMMARY
(Dollars in thousands)
			Percent
	For the nine months ended		Increase
	9/30/2012	9/30/2011	(Decrease)
Interest Income
Loans, including fees	$77,705	$81,365	-4.50%
Federal funds sold and deposits in other banks	90	211	-57.35%
Investment securities:
Taxable	5,054	5,373	-5.94%
Tax-exempt	3,886	4,119	-5.66%
Total interest income	86,735	91,068	-4.76%

Interest Expense
Deposits	12,053	16,424	-26.61%
Federal funds purchased and securities sold under agreements to repurchase	20	24	-16.67%
Federal Home Loan Bank advances	1,260	1,681	-25.04%
Subordinated debt	1,028	790	30.13%

Total interest expense	14,361	18,919	-24.09%

Net interest income	72,374	72,149	0.31%
Provision for loan losses	4,150	10,950	-62.10%
Net interest income after provision for loan losses	68,224	61,199	11.48%

Noninterest Income
Retail banking fees	11,450	11,415	0.31%
Commissions and fees from fiduciary activities	2,702	2,572	5.05%
Brokerage fee income	1,254	1,315	-4.64%
Mortgage banking-related fees	6,272	5,563	12.74%
Losses on mortgage indemnifications and repurchases	(584)	(232)	>100%
Gains (losses) on sale of premises and equipment	10	(6)	>100%
Gains on securities available for sale	88	62	41.94%
Losses on sale / impairments of foreclosed assets	(1,051)	(981)	7.14%
Income from bank owned life insurance	1,323	969	36.53%
Other operating income	3,462	2,115	63.69%
Total noninterest income	24,926	22,792	9.36%

Noninterest Expense
Compensation and employee benefits	38,728	37,186	4.15%
Net occupancy	6,382	6,154	3.70%
Equipment	6,255	6,202	0.85%
Amortization-intangible assets	1,238	1,238	0.00%
Marketing	1,004	737	36.23%
State franchise taxes	1,691	1,788	-5.43%
FDIC insurance	1,673	2,108	-20.64%
Data processing	2,142	2,029	5.57%
Professional fees	2,152	1,873	14.90%
Telecommunications	1,256	1,221	2.87%
Other operating expenses	8,854	9,303	-4.83%
Total noninterest expense	71,375	69,839	2.20%

Income before income taxes	21,775	14,152	53.87%
Income tax expense	5,833	3,036	92.13%
Net income	$15,942	$11,116	43.41%

STELLARONE CORPORATION (NASDAQ: STEL)
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
THREE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Dollars in thousands)

	For the Three Months Ended September 30,
	2012			2011
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc/Exp	Rates	Balance	Inc/Exp	Rates

Assets
Loans receivable, net (1)	$2,066,911	$25,865	4.98%	$2,064,789	$27,044	5.20%
Investment securities
Taxable	414,806	1,725	1.63%	292,359	1,829	2.45%
Tax exempt (1)	133,539	1,972	5.78%	153,964	2,260	5.74%
Total investments	548,345	3,697	2.64%	446,323	4,089	3.58%

Federal funds sold and deposits in other banks	28,712	24	0.33%	127,651	77	0.24%
	577,057	3,721	2.53%	573,974	4,166	2.84%

Total earning assets	2,643,968	$29,586	4.45%	2,638,763	$31,210	4.69%

Total nonearning assets	329,543			314,550

Total assets	$2,973,511			$2,953,313

Liabilities and Stockholders' Equity
Interest-bearing deposits:
Interest checking	$604,102	$309	0.20%	$573,871	$538	0.37%
Money market	437,761	506	0.46%	445,187	970	0.86%
Savings	316,922	219	0.27%	280,640	423	0.60%
Time deposits:
Less than $100,000	484,365	1,699	1.40%	537,180	2,185	1.61%
$100,000 and more	251,863	1,046	1.65%	267,116	1,241	1.84%
Total interest-bearing deposits	2,095,013	3,779	0.72%	2,103,994	5,357	1.01%

Federal funds purchased and securities sold under agreements to repurchase	1,920	8	1.55%	1,075	8	2.91%
Federal Home Loan Bank advances	55,000	413	2.94%	60,000	523	3.41%
Subordinated debt	32,991	344	4.09%	32,991	263	3.12%

	89,911	765	3.33%	94,066	794	3.30%

Total interest-bearing liabilities	2,184,924	4,544	0.83%	2,198,060	6,151	1.11%

Total noninterest-bearing liabilities	363,901			325,577

Total liabilities	2,548,825			2,523,637
Stockholders' equity	424,686			429,676

Total liabilities and stockholders' equity	$2,973,511			$2,953,313

Net interest income (tax equivalent)		$25,042			$25,059
Average interest rate spread			3.62%			3.58%
Interest expense as percentage of average earning assets			0.68%			0.92%
Net interest margin			3.77%			3.77%

(1) Income and yields are reported on a taxable equivalent basis using a 35% tax rate.

STELLARONE CORPORATION (NASDAQ: STEL)
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(Dollars in thousands)

	For the Nine Months Ended September 30,
	2012			2011
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc/Exp	Rates	Balance	Inc/Exp	Rates

Assets
Loans receivable, net (1)	$2,057,773	$77,836	5.05%	$2,084,621	$81,457	5.22%
Investment securities
Taxable	370,541	5,054	1.79%	260,266	5,373	2.72%
Tax exempt (1)	136,568	5,980	5.75%	142,909	6,337	5.85%
Total investments	507,109	11,034	2.86%	403,175	11,710	3.83%

Federal funds sold and deposits in other banks	46,117	90	0.26%	125,409	211	0.22%
	553,226	11,124	2.64%	528,584	11,921	2.97%

Total earning assets	2,610,999	$88,960	4.55%	2,613,205	$93,378	4.78%

Total nonearning assets	325,312			314,253

Total assets	$2,936,311			$2,927,458

Liabilities and Stockholders' Equity
Interest-bearing deposits:
Interest checking	$593,817	$1,101	0.25%	$567,188	$1,601	0.38%
Money market	421,755	1,551	0.49%	430,565	3,064	0.95%
Savings	307,840	800	0.35%	275,404	1,306	0.63%
Time deposits:
Less than $100,000	495,902	5,381	1.45%	539,790	6,710	1.66%
$100,000 and more	255,595	3,220	1.68%	265,587	3,743	1.88%
Total interest-bearing deposits	2,074,909	12,053	0.78%	2,078,534	16,424	1.06%

Federal funds purchased and securities sold under agreements to repurchase	1,209	20	2.17%	1,091	24	2.95%
Federal Home Loan Bank advances	55,785	1,260	2.97%	66,593	1,681	3.33%
Subordinated debt	32,991	1,028	4.09%	32,991	790	3.16%

	89,985	2,308	3.37%	100,675	2,495	3.27%

Total interest-bearing liabilities	2,164,894	14,361	0.89%	2,179,209	18,919	1.16%

Total noninterest-bearing liabilities	350,606			320,679

Total liabilities	2,515,500			2,499,888
Stockholders' equity	420,811			427,570

Total liabilities and stockholders' equity	$2,936,311			$2,927,458

Net interest income (tax equivalent)		$74,599			$74,459
Average interest rate spread			3.66%			3.62%
Interest expense as percentage of average earning assets			0.73%			0.97%
Net interest margin			3.82%			3.81%

(1) Income and yields are reported on a taxable equivalent basis using a 35% tax rate.

STELLARONE CORPORATION (NASDAQ: STEL)
FINANCIAL INFORMATION - FOUR QUARTER TREND (UNAUDITED)
(Dollars in thousands, except per share data)

	2012			2011
	Quarter Ended
	September 30,	June 30,	March 31,	December 31,

Interest income	$28,843	$28,934	$28,958	$29,793
Interest expense	4,544	4,754	5,062	5,520
Net interest income	24,299	24,180	23,896	24,273
Provision for loan losses	1,900	1,400	850	1,750
Total net interest income after provision	22,399	22,780	23,046	22,523
Non interest income	8,707	8,197	8,125	8,259
Non interest expense	23,594	24,328	23,557	24,445
Income before income taxes	7,512	6,649	7,614	6,337
Income tax expense	1,952	1,768	2,114	1,568
Net income	$5,560	$4,881	$5,500	$4,769
Preferred stock dividends	-	-	-	(271)
Accretion of preferred stock discount	-	-	-	(702)
Net income available to common shareholders	$5,560	$4,881	$5,500	$3,796
Net income per share
basic	$0.24	$0.21	$0.24	$0.17
diluted	$0.24	$0.21	$0.24	$0.17

STELLARONE CORPORATION (NASDAQ: STEL)
SEGMENT INFORMATION (UNAUDITED)
(Dollars in thousands)

At and for the Three Months Ended September 30, 2012

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$24,482	$161	$-	$(344)	$-	$24,299
Provision for loan losses	1,900	-	-	-	-	1,900
Noninterest income	6,242	2,426	1,290	27	(1,278)	8,707
Noninterest expense	21,772	1,747	1,059	294	(1,278)	23,594
Provision for income taxes	1,848	252	69	(217)	-	1,952
Net income (loss)	$5,204	$588	$162	$(394)	$-	$5,560

Total Assets	$2,925,559	$26,309	$636	$466,591	$(459,249)	$2,959,846
Average Assets	$2,945,031	$20,368	$617	$462,947	$(455,452)	$2,973,511

At and for the Three Months Ended September 30, 2011

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$24,323	$183	$-	$(263)	$-	$24,243
Provision for loan losses	3,300	-	-	-	-	3,300
Noninterest income	5,711	2,035	1,195	28	(1,193)	7,776
Noninterest expense	21,162	1,909	1,040	340	(1,193)	23,258
Provision for income taxes	1,309	93	47	(207)	-	1,242
Net income (loss)	$4,263	$216	$108	$(368)	$-	$4,219

Total Assets	$2,915,016	$35,167	$451	$469,579	$(462,372)	$2,957,841
Average Assets	$2,922,570	$22,524	$494	$466,416	$(458,691)	$2,953,313

At and for the Nine Months Ended September 30, 2012

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$72,863	$538	$-	$(1,027)	$-	$72,374
Provision for loan losses	4,150	-	-	-	-	4,150
Noninterest income	18,687	5,924	4,006	80	(3,771)	24,926
Noninterest expense	65,980	5,015	3,364	787	(3,771)	71,375
Provision for income taxes	5,828	434	192	(621)	-	5,833
Net income (loss)	$15,592	$1,013	$450	$(1,113)	$-	$15,942

Average Assets	$2,908,031	$20,585	$525	$458,776	$(451,606)	$2,936,311

At and for the Nine Months Ended September 30, 2011

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$72,356	$583	$-	$(790)	$-	$72,149
Provision for loan losses	10,950	-	-	-	-	10,950
Noninterest income	16,928	5,474	3,887	79	(3,576)	22,792
Noninterest expense	63,930	5,451	3,295	739	(3,576)	69,839
Provision for income taxes	3,202	182	178	(526)	-	3,036
Net income (loss)	$11,202	$424	$414	$(924)	$-	$11,116

Average Assets	$2,897,661	$20,653	$540	$464,177	$(455,573)	$2,927,458

STELLARONE CORPORATION (NASDAQ: STEL)
NON-GAAP RECONCILIATION (UNAUDITED)
(Dollars in thousands)

	For the three months ended			For the nine months ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Noninterest expense	$23,594	$24,328	$23,258	$71,375	$69,839
Less:
Amortization of intangible assets	413	413	413	1,238	1,238
Adjusted noninterest expense	23,181	23,915	22,845	70,137	68,601

Net interest income (tax equivalent)	25,042	24,935	25,059	74,599	74,459
Noninterest income	8,707	8,197	7,776	24,926	22,792
Less:
Gains on sale of securities available for sale	9	7	41	88	62
Losses / impairments on foreclosed assets	(381)	(219)	(311)	(1,051)	(981)
Net revenues	$34,121	$33,344	$33,105	$100,488	$98,170

Efficiency ratio	67.94%	71.72%	69.01%	69.80%	69.88%

	For the three months ended			For the nine months ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Noninterest income	$8,707	$8,197	$7,776	$24,926	$22,792
Less:
Gains on securities available for sale	9	7	41	88	62
Gains (losses) on sale of premises and equipment	17	8	(9)	10	(6)
Operating earnings	$8,681	$8,182	$7,744	$24,828	$22,736

	For the three months ended			For the nine months ended
	September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net income	$5,560	$4,881	$4,219	$15,942	$11,116
Plus:
Income tax expense	1,952	1,768	1,242	5,833	3,036
Provision for loan losses	1,900	1,400	3,300	4,150	10,950
Tax equivalent adjustment	743	755	816	2,225	2,310
Pre-tax pre-provision earnings	$10,155	$8,804	$9,577	$28,150	$27,412

	For the three months ended
	September 30, 2012	June 30, 2012	September 30, 2011
Total stockholders' equity	$428,077	$422,034	$432,865
Less:
Preferred stock	-	-	21,798
Core deposit intangibles, net	3,773	4,186	5,424
Goodwill	113,652	113,652	113,652
Net other intangibles	886	984	1,282
Tangible common equity	309,766	303,212	290,709

Total assets	2,959,846	2,979,866	2,957,841
Less:
Core deposit intangibles, net	3,773	4,186	5,424
Goodwill	113,652	113,652	113,652
Net other intangibles	886	984	1,282
Tangible assets	$2,841,535	$2,861,044	$2,837,483

Tangible common equity ratio	10.90%	10.60%	10.25%